Exhibit 10.47.J
EXECUTION COPY
GUARANTEE OF MUNIMAE TEI HOLDINGS, LLC
(MLCS/MMA Realty)
     FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MUNIMAE TEI HOLDINGS, LLC, a Maryland limited liability company (“MuniMae TEI”), hereby unconditionally guarantees to MERRILL LYNCH CAPITAL SERVICES, INC. (“MLCS”), the due and punctual payment of any and all amounts payable by MMA Realty Capital, LLC (“Swap Counterparty”), under the terms of the Master Agreement between MLCS and Swap Counterparty dated as of February 1, 2007, including the Schedule and Credit Support Annex thereto, and all Confirmations issued thereunder, all as amended, restated and/or supplemented from time to time including by the execution and delivery of additional Confirmations thereunder (the “Agreement”), and including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of Swap Counterparty punctually to make any such payment, MuniMae TEI hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by MLCS to MuniMae TEI; provided, however, that delay by MLCS in giving such demand shall in no event affect MuniMae TEI’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by MLCS upon the insolvency, bankruptcy or reorganization of Swap Counterparty or otherwise, all as though such payment had not been made.
     MuniMae TEI hereby agrees that, subject to the last paragraph hereof, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by MLCS concerning any provisions thereof; the rendering of any judgment against Swap Counterparty or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. MuniMae TEI covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement or termination of the Pledge Agreement (as defined below). This Guarantee shall continue to be effective if Swap Counterparty merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.
     MuniMae TEI hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of Swap Counterparty; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against Swap Counterparty.
     MuniMae TEI hereby certifies and warrants that this Guarantee constitutes the valid obligation of MuniMae TEI and complies with all applicable laws.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.
     This Guarantee becomes effective as of the date hereof.
     The obligations hereunder shall be non-recourse against MuniMae TEI, and its officers, directors, employees, shareholders, members, partners and agents; provided, however, nothing contained in this paragraph shall be deemed to limit any rights or remedies any person or entity may have against collateral pledged to specifically secure MuniMae TEI’s obligations hereunder, including any rights or remedies any person or entity may have under the Pledge Agreement by and among MuniMae TEI Holdings, LLC and MLCS, dated March 6, 2008, relating to the Agreement, as amended, restated and/or supplemented from time to time (the “Pledge Agreement”).
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, MuniMae TEI has caused this Guarantee to be executed by its duly authorized representative.

MUNIMAE TEI HOLDINGS, LLC

By
Name
Title

Date: